UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): October 19, 1999

                                 LMKI INC.
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-26578                                33-0662114
(Commission File Number)           (I.R.S. Employer Identification No.)

        1720 East Garry, Suite 201, Santa Ana, California 92705
      (Address of principal executive offices, including Zip Code)

                              (949) 475-4500
           (Registrant's telephone number, including Area Code)


Item 5. Other Events.

We issued the following press release:

SANTA ANA, Calif., October 19, 1999 -- LMKI

LMKI Inc. Signs letter of intent to acquire Color Networks, Inc., begins DSL subscriber acquisition campaign.

LMKI Inc. (OTCBB: LMKI) and Color Networks jointly announced today they have entered into a letter of intent whereby LMKI Inc. will acquire Color Networks, a regional Internet Service Provider utilizing DSL connectivity delivered exclusively through Covad Communications (NASDAQ:COVD). Under the terms of the letter of intent, LMKI Inc. will issue a combination of stock and cash for the acquisition. Through this agreement, LMKI Inc. will broaden its client base, increase revenues, enhance its financial position, expand its technical team, and secure additional market share. Additionally, exploratory talks have been held by LMKI Inc. with several other Internet Service Providers with the goal of acquiring more DSL lines and technical resources.

"LMKI has begun to aggressively grow through acquisitions, and gain market share immediately. We believe this transaction is in the best interest of LMKI's shareholders in realizing maximum value for their holdings." said LMKI's Chairman and CEO, William J. Kettle. "This strategic acquisition positions LMKI for accelerated growth in the short term, and provides a larger customer base to offer our advanced services to in the long term. Diversification of LMKI through acquisitions of this nature will insure the company's future competitiveness in the broadband business communications industry. The Company will continue to acquire additional ISP's and DSL lines to increase margins and improve overall company profitability. This acquisition will increase LMKI's ability to dominate the business to business sector and is the next step on our way to become the market leader in broadband business communications solutions.", added Kettle.

"Combining our technical resources and advanced product offerings with LMKI's national network resources will result in the continued success of our efforts in delivering broadband solutions to business. Our experience in delivering broadband connectivity solutions to both the PrePress Community (Commercial Graphics) and to the general business environment, combined with LMKI's Real Private Network capabilities will propel us into the 1st place slot in providing communications solutions to the business market.", said Steve Rothenberg, President and Founder of Color Networks.

Closing of the proposed transaction is subject to, the execution of a mutually acceptable definitive agreement, successful completion of due diligence, completion of certain additional documents, and obtaining corporate and any necessary regulatory approvals.

LMKI Inc.'s competitors in the business class connectivity market include:

Concentric Network Corporation CNCX, Verio Inc. VRIO, Exodus Communications, Inc. EXDS, PSINet PSIX, Globix Corporation GBIX, and CAIS Internet, Inc. CAIS


About LMKI Inc.
LMKI Inc. delivers broadband communications solutions including high-speed Internet access, data, voice and video services over a revolutionary national IP network to a wide spectrum of business customers. Additionally, LMKI Inc. offers application development, network integration and systems management services to businesses worldwide. Through strategic alliances and cost-effective network planning, LMKI Inc. provides unparalleled performance and service.

More information regarding LMKI Inc. may be found at their website (http://www.lmki.net) or by sending e-mail to info@lmki.net. For sales or marketing inquiries, please send email to sales@lmki.net. For investor relations, please contact Barry Turbow at 949-475-4500 or send e-mail to baturbow@lmki.net .

About Color Networks
Established in 1993, Color Networks is a Network Systems Integrator and ISP specializing in high performance, high reliability solutions for businesses in Southern California. The company provides Complete Internet and Network Solutions through cost effective means. Color Networks' range of services include Fast OfficeNet, HospitalityNet, DSL, VPN, Integrated Access, and Web Hosting/Web Design. Color Networks is a privately held company headquartered in Van Nuys, CA. For more information about the company please call 1-888-411-iNET or visit www.colornetworks.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal, success of marketing efforts and other risks detailed from time to time in the company's SEC reports. The company assumes no obligation to update the information in this release.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMKI INC.


By:/s/_______________________________
William J. Kettle
Chairman and Chief Executive Officer

Dated:  10-20-99

DESCRIPTION  8-K#5- 991020 - LMKI - Color Networks, Inc.